Exhibit 10.2

first Amendment

to

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This First Amendment to Second Amended and Restated Limited Liability Company Agreement (this “Amendment”) is made and entered into as of March 20, 2015, by and among ZAIS Group Parent, LLC, a Delaware limited liability company (the “Company”), ZAIS Group Holdings, Inc., a Delaware corporation (“Holdings”), R. Bruce Cameron (“Cameron”), in his capacity as the Required Independent Director thereunder, and Christian Zugel (“Zugel”), in his capacity as the Founder Member Representative thereunder. Capitalized terms used in this Amendment but not defined herein shall have the respective meanings given to them in the Agreement (as defined below).

WHEREAS, the Company, Holdings, Zugel and the other Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 17, 2015 (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, the Company, Holdings (as the Managing Member), Cameron (as the Required Independent Director) and Zugel (as the Founder Member Representative) now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Amendment.

(a)          Section 1.1 of the Agreement is hereby amended by adding the following defined term in the proper alphabetical order:

“Non-Compete Restricted Period” means, with respect to any Class B Member, the period starting from the date such Class B Member becomes a Member and ending on the following date:

(i) with respect to any Class B Member who holds 150,000 or fewer Units on the date such Class B Member’s (or, as applicable, such Class B Member’s Principal’s) employment with the Company and its Subsidiaries is terminated for any reason, the three-month anniversary of such employment termination date;

(ii) with respect to any Class B Member who holds more than 150,000 and less than or equal to 300,000 Units on the date such Class B Member’s (or, as applicable, such Class B Member’s Principal’s) employment with the Company and its Subsidiaries is terminated for any reason, the six-month anniversary of such employment termination date; and

(ii) with respect to any Class B Member who holds more than 300,000 Units on the date such Class B Member’s (or, as applicable, such Class B Member’s Principal’s) employment with the Company and its Subsidiaries is terminated for any reason, the one-year anniversary of such employment termination date.

(b)          Section 8.8(b) of the Agreement is hereby amended by deleting the text “During the Restricted Period,” and replacing it with the following text: “During the Non-Compete Restricted Period with respect to Section 8.8(b)(i) and during the Restricted Period with respect to Sections 8.8(b)(ii) through (vi),”.

2.          No Other Modifications. Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

3.          Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

4.          Governing Law. This Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any conflicts of laws provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ZAIS GROUP PARENT, LLC

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

/s/ Christian Zugel
Christian Zugel, in his capacity as the Founder Member Representative

/s/ R. Bruce Cameron
R. Bruce Cameron, in his capacity as the Required Independent Director

[Signature Page to First Amendment to Second Amended and Restated Limited Liability Company Agreement]